SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2006

RURAL CELLULAR CORPORATION
(Exact name of Registrant as Specified in its Charter)
Minnesota
(State or other Jurisdiction of Incorporation)

0-27416	41-1693295
(Commission File Number)	(IRS Employer Identification No.)
3905 Dakota Street S.W., Alexandria, Minnesota	56308
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(320) 762-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On November 29, 2006, Rural Cellular Corporation (“RCC”) agreed to repurchase 5,000 shares of its 11 3/8% senior exchangeable preferred stock in exchange for an aggregate of 572,000 shares of its Class A common stock in a negotiated transaction that was settled on December 1, 2006.

The shares were issued in reliance upon the exemption from registration provided in Section 3(a)(9) of the Securities Act of 1933, as amended. No compensation, direct or indirect, was paid by RCC for solicitation of this exchange. As of September 30, 2006, as adjusted for this transaction and 10,661 shares of senior exchangeable preferred stock repurchased in October 2006, RCC would have had 123,488 shares of its 11 3/8% senior exchangeable preferred stock and 14,441,407 shares of Class A common stock issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
RURAL CELLULAR CORPORATION

                    /s/ Richard P. Ekstrand
                    Richard P. Ekstrand
                    President and Chief Executive Officer

Date: December 1, 2006